UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2005

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

As of September 2, 2005, Universal Compression Holdings, Inc. (the “Company”) entered into change of control agreements with each of the following persons:

Steven A. Snider, President and Chief Executive Officer

Ernie L. Danner, Executive Vice President

J. Michael Anderson, Senior Vice President and Chief Financial Officer

D. Bradley Childers, Senior Vice President, Business Development, General Counsel and Secretary

Rich Leong, Senior Vice President, Marketing

Kirk E. Townsend, Senior Vice President

Concurrent with the entry into these change of control agreements, change of control agreements previously entered into with Messrs. Anderson and Childers were effectively terminated and superseded by the change of control agreements entered into as of September 2, 2005.  See Item 1.02 of this current report on Form 8-K.  The change of control agreements previously entered into with Messrs. Snider, Danner and Townsend expired by their terms on August 15, 2005.

Each of the change of control agreements provides that if there is a merger, sale or other change of control of the Company and the employee terminates his employment due to a material change of duties, an action by the Company resulting in a diminution of the employee’s position, a relocation of his office or substantial increase in travel or if the change of control results in the Company’s securities ceasing to be publicly traded and the employee is not assigned to a substantially similar position with the ultimate parent company, or the Company terminates the employee without cause, the employee will be entitled to the following, without offset, counterclaim or recoupment:

(1)                                  a lump sum payment equal to the sum of (a) his salary and a ratable portion of his bonus through the date of termination, (b) two additional years’ worth of salary and bonus, (c) all deferred compensation and accrued vacation pay not yet paid, and (d) the amount of employer basic and matching 401(k) and other deferred compensation plan contributions credited to the employee during the twelve months prior to termination;

(2)                                  continued medical and/or welfare benefits to the employee and his family for two years or such longer period as may be provided by the terms of the appropriate benefit plan, provided that the employee must continue to make any required employee contributions;

(3)                                  an amount equal to any forfeiture of the employee under the Company’s deferred compensation and/or 401(k) plan;

(4)                                  the full vesting of any unvested stock options, restricted stock or other stock-based awards held by the employee; and

(5)                                  any other unpaid amounts or benefits under any plan, program, policy, practice, contract or agreement of the Company and its affiliates.

Additionally, the change of control agreement provides that if the employee receives such payments, for a period of two years the employee may not (1) solicit or hire any of the Company’s or its subsidiaries’ senior level employees, (2) interfere with the relationship of the Company or its subsidiaries with their suppliers or customers without consent of the Company’s board of directors or (3) materially and adversely affect the Company.  Furthermore, during his term of employment and for a period of one year following the termination thereof, the employee may not compete with the Company or its subsidiaries within the United States or any country in which the Company or its subsidiaries conduct business.

The foregoing description of the change of control agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the change of control agreements, the form of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2005.

Item 1.02 Termination of a Material Definitive Agreement.

The change of control agreements previously entered into between the Company and each of the following persons were effectively terminated and superseded by the change of control agreements described in Item 1.01 to this current report on Form 8-K:

J. Michael Anderson, Senior Vice President and Chief Financial Officer

D. Bradley Childers, Senior Vice President, Business Development, General Counsel and Secretary

The terms and conditions of the previous change of control agreements are substantially the same as the change of control agreements described in Item 1.01 of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: September 6, 2005

	By:	/s/ D. BRADLEY CHILDERS
D. Bradley Childers
Senior Vice President, Business Development, General Counsel and Secretary